Exhibit 10.7

Jupitermedia Corporation

Compensation Plan

For the Period from January 1 - December 31, 2007

From:	Compensation Committee:
Michael J. Davies
Gilbert Bach
John Patrick
William Shutzer

To:	Christopher Cardell

Date:	January 1, 2007

Name:	Christopher Cardell	Base Salary	$337,000

Title:	President and COO
		Maximum Annual Incentive	$235,900

		(70% of Base)

Annual Incentive Compensation:

Annual incentive compensation will be earned based on the following three objectives

•	Achievement of Revenue Target - Maximum Incentive = $78,633 (See schedule A)

•	Achievement of EBITDA Target - Maximum Incentive = $78,633 (See schedule B)

•	Achievement of conversion of financial reporting systems to Oracle Financials and other management objectives based on the discretion of the Compensation Committee - Maximum Incentive = $78,634

Total Maximum Incentive = $235,900

Revenue Target 2007 (See Schedule A)	$147,433,747

Amount Available For Annual Incentive	$78,633

	Percent of Target	Bonus % Earned	Bonus Amount Earned
	115%	100%	$78,633	(Maximum)
	110%	80%	62,906
	105%	60%	47,180
	100%	40%	31,453
	95%	20%	15,727
	90%	0%	—

EBITDA Target 2007 (See Schedule B)	$33,752,111

Amount Available For Annual Incentive	$78,633

	Percent of Target	Bonus % Earned	Bonus Amount Earned
	115%	100%	$78,633	(Maximum)
	110%	80%	62,906
	105%	60%	47,180
	100%	40%	31,453
	95%	20%	15,727
	90%	0%	—

Achievement of conversion of financial reporting systems to Oracle Financials and other management objectives based on the discretion of the Compensation Committee
Amount Available For Annual Incentive	$78,634

•	Annual Incentive is payable upon Compensation Committee approval after year end.
•	Annual Incentive excludes acquisitions other than Studio Cutz acquired on 1/18/07 and ISPCON acquired on 1/30/07, the results of which are reflected in the attached 2007 reforecast.

ACCEPTED AND AGREED UPON BY THE UNDERSIGNED:

Signature
Christopher Cardell